Exhibit 23.1

                          INDEPENDENT AUDITOR'S CONSENT

         We consent to the incorporation by reference in this Registration Statement of Vianet Technologies, Inc. on Form S-8 of our report on the consolidated financial statements of Vianet Technologies, Inc. and its subsidiaries dated April 11, 2002, appearing in the Annual Report on Form 10-KSB of Vianet Technologies, Inc. for the year ended December 31, 2001.

                                                                      Sincerely,

                                                       /s/ Hein + Associates LLP
                                                           Hein + Associates LLP

Dallas, Texas

June 3, 2002